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                                                                  EXHIBIT (3)-#1
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                                   AMENDED AND

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                         AUTOMATIC DATA PROCESSING, INC.

                         ------------------------------

      ADOPTED IN ACCORDANCE WITH THE PROVISIONS OF SECTIONS 242 AND 245 OF

              THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                         ------------------------------

     We, the Chairman of the Board and Chief Executive Officer and the Senior Vice President and Secretary, respectively, of Automatic Data Processing, Inc., a corporation existing under the laws of the State of Delaware, do hereby certify under the seal of said corporation as follows:

     I. That the name of the corporation is AUTOMATIC DATA PROCESSING, INC. (hereinafter called the "Corporation").

     II. That the Certificate of Incorporation of the Corporation was filed by the Secretary of State on the 12th day of June 1961.

     III. That this Certificate amends the Certificate of Incorporation by increasing the number of authorized shares of Common Stock of the Corporation to 500,000,000 shares.

     IV. That the amendment and the restatement of the Certificate of Incorporation of the Corporation have been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by an affirmative vote of the holders of a majority of all outstanding stock entitled to vote at a meeting of stockholders.

     V. That the text of the Certificate of Incorporation of the Corporation, as heretofore amended, is hereby restated, as further amended by this Certificate, to read in its entirety as follows:

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                          CERTIFICATE OF INCORPORATION

                                       OF

                         AUTOMATIC DATA PROCESSING, INC.

     We, the undersigned, in order to form a corporation for the purposes hereinafter stated, pursuant to the provisions of Chapter 1 of Title 8 of the Delaware Code of 1953, do hereby certify as follows:

     FIRST: The name of the corporation is AUTOMATIC DATA PROCESSING, INC. (hereinafter called the "Corporation").

     SECOND: The address of the Corporation's registered office is 306 South State Street, City of Dover, County of Kent, State of Delaware; and its registered agent at such address is United States Corporation Company.

     THIRD: The nature of the business and purposes to be conducted or promoted by the Corporation are to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware; and in addition to, and without limiting the generality of, the foregoing, the following:

         (a) To engage in the business of preparing payrolls, performing statistical, tabulating and clerical services of all kinds, conducting research and analytical or statistical studies, preparing business reports and surveys, rendering consulting services to business and performing business services of any and all kinds of a similar nature;

         (b) To engage in, carry on, conduct and/or participate in any general or specific branch or phase of the activities, enterprises, or businesses authorized in this Certificate in the State of Delaware or in any other state of the United States and in all foreign countries, and in all territories, possessions and other places, and in connection with the same, or any thereof, to be and act either as principal, agent, contractor or otherwise;

         (c) To do everything necessary, suitable, convenient or proper for the accomplishment, attainment or furtherance of, to do every other act or thing incidental or appurtenant to, growing out of or connected with, the purposes set forth in this Certificate, whether alone or in association with others; to possess all the rights, powers and privileges now or hereafter conferred by the laws of the State of Delaware upon corporations organized under the General Corporation Law of the State of Delaware (as the same may be amended from time to time) or any statute which may be enacted to supplement or replace it, and, in general, to carry on any of the activities and to do any of the things herein set forth to the same extent and as fully as a natural person or a partnership, association, corporation or other entity, or any of them, might or could do;

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     provided, that nothing herein set forth shall be construed as authorizing the Corporation to possess any purpose, object, or power, or to do any act or thing, forbidden by law to a corporation organized under the General Corporation Law of the State of Delaware. The foregoing provisions of this Article shall be construed as purposes, objects and powers, and each as an independent purpose, object and power, in furtherance, and not in limitation, of the purposes, objects and powers granted to the Corporation by the laws of the State of Delaware; and except as otherwise specifically provided in any such provision, no purpose, object or power herein set forth shall be in any way limited or restricted by reference to, or inference from, any other provision of this Certificate.

         FOURTH: The total number of shares which the Corporation shall have authority to issue is Five Hundred Million Three Hundred Thousand (500,300,000), consisting of Three Hundred Thousand (300,000) shares of Preferred Stock, of the par value of One Dollar ($1.00) per share (hereinafter called "Preferred Stock"), and Five Hundred Million (500,000,000) shares of Common Stock, of the par value of Ten Cents ($.10) per share (hereinafter called "Common Stock").

     The Board of Directors is hereby authorized to issue the shares of the Preferred Stock in one or more series, to fix by resolution, to the extent now or hereafter permitted by the laws of the State of Delaware, the designation of such series, the dividend rate of such series and the date or dates and other provisions respecting the payment of dividends, the provisions, if any, for a sinking fund for the shares of such series, the preferences of such series with respect to dividends and in the event of the liquidation or dissolution of the Corporation, the provisions, if any, respecting the redemption of the shares of such series, the voting rights, if any, of the shares of such series, the terms, if any, upon which the shares of such series shall be convertible into or exchangeable for any other shares of stock of the Corporation and any other relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series.

     Subject to the payment or setting apart for payment of any preferential dividends which the holders of shares of any series of Preferred Stock shall be entitled to receive, the holders of the Common Stock shall be entitled to receive such dividends as may be declared thereon from time to time by the Board of Directors, in its discretion, from any assets legally available for the payment of dividends.

     In the event of the liquidation or dissolution of the Corporation, whether voluntary or involuntary, after distribution to the holders of all shares of any series of Preferred Stock which shall be entitled to a preference over the holders of Common Stock of the full preferential amounts to which they are entitled, the holders of Common Stock shall be entitled to share ratably in the distribution of the remaining assets of the Corporation available for distribution to shareholders.

     Except as otherwise expressly provided in any resolution adopted by the Board of Directors granting voting rights to the holders of shares of any series of Preferred Stock and

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except as otherwise required by law, the entire voting power of the Corporation shall be vested in the Common Stock, and each share of Common Stock shall have one vote for each share thereof held.

     FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and it is expressly provided that the same are intended to be in furtherance and not in limitation or exclusion of the powers conferred by law:

         1. Members of the Board of Directors may be elected either by written ballot or by voice-vote.

         2. The Board of Directors may from time to time make, alter, or repeal the By-laws of the Corporation; provided, that any By-laws made, amended, or repealed by the Board of Directors may be amended or repealed, and new By-laws may be made, by the stockholders of the Corporation.

         3. The Corporation shall indemnify all directors and officers of the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware (and in particular Paragraph 145 thereof), as from time to time amended, and may purchase and maintain insurance on behalf of such directors and officers. In addition, the Corporation shall, in the manner and to the extent as the By-laws of the Corporation shall provide, indemnify to the full extent permitted by the General Corporation law of the State of Delaware (and in particular Paragraph 145 thereof), as from time to time amended, such other persons as the By-laws shall provide, and may purchase and maintain insurance on behalf of such other persons.

         4. A director of the Corporation shall not be held personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of any director of the Corporation existing at the time of, or for or with respect to any acts or omissions occurring prior to, such repeal or modification.

     SIXTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions

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of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such a manner as the said Court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     IN WITNESS WHEREOF, We, Josh S. Weston, Chairman of the Board and Chief Executive Officer, and Fred S. Lafer, Senior Vice President and Secretary, of AUTOMATIC DATA PROCESSING, INC., have signed this Certificate and caused the corporate seal of the corporation to be hereunto affixed this 15th day of December, 1994.

                                        /s/ Josh S. Weston
                                     ---------------------------------------
                                     Josh S. Weston
                                     Chairman of the Board and
                                     Chief Executive Officer

                                     Attest:   /s/ Fred S. Lafer
                                            --------------------------------
                                              Fred S. Lafer
                                              Senior Vice President
                                              and Secretary



[Corporate Seal]